     THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE 'SECURITIES ACT'), OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

                   -----------------------------------------
                                 SLEEPY'S, INC.
                            REPRESENTATIVE'S WARRANT
                   -----------------------------------------

     This certifies that, for good and valuable consideration, Sleepy's, Inc., a New York corporation (the 'Company'), grants to Gerard Klauer Mattison & Co., LLC, or registered assigns (the 'Warrantholder'), the right to subscribe for and purchase from the Company 137,500 validly issued, fully paid and nonassessable shares (the 'Warrant Shares') of the Company's Common Stock, par value $0.01 per
share (the 'Common  Stock'), at  the purchase price  per share  of          (the
'Exercise  Price')(1), at any time and from time to time, during the period from
               , 1997 until 5:00PM Eastern Standard  Time on                   ,
2001 (the 'Expiration Date')(2), all subject to the terms, conditions and adjustments herein set forth. Certain capitalized terms used herein and not otherwise defined are used with the meanings ascribed to them in Section 17.

Certificate No. 1
Number of Shares: 137,500
Name of Warrantholder: Gerard Klauer Mattison & Co., LLC

- ------------
(1) 120% of the offering price of the Company's Common Stock.

(2) Final exercise date shall be five years from the effective date of the offering.

     1. Duration and Exercise of Warrant; Limitation on Exercise; Payment of Taxes.

     1.1 Duration and Exercise of Warrant. Subject to the terms and conditions set forth herein, the Warrant may be exercised, in whole or in part, by the Warrantholder by:

          (a) the surrender of this Warrant to the Company, with a duly executed Exercise Form specifying the number of Warrant Shares to be purchased, during normal business hours on any Business Day prior to the Expiration Date; and

          (b) the delivery of payment to the Company, for the account of the Company, by cash or by certified or bank cashier's check, of the Exercise Price for the number of Warrant Shares specified in the Exercise Form in lawful money of the United States of America. The Company agrees that such Warrant Shares shall be deemed to be issued to the Warrantholder as the record holder of such Warrant Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment made for the Warrant Shares as aforesaid (or as provided in Section 1.2 below).

     1.2 Conversion Right.

     (a) In lieu of the payment of the Exercise Price, the Warrantholder shall have the right (but not the obligation), to require the Company to convert this Warrant, in whole or in part, into shares of Common Stock (the 'Conversion Right') as provided for in this Section 1.2. Upon exercise of the Conversion Right, the Company shall deliver to the Warrantholder (without payment by the Warrantholder of any of the Exercise Price) that number of shares of Common Stock equal to the quotient obtained by dividing (x) the value of the Warrant at the time the Conversion Right is exercised (determined by subtracting the aggregate Exercise Price in effect immediately prior to the exercise of the Conversion Right from the aggregate Fair Market Value for the shares of Common Stock issuable upon exercise of the Warrant immediately prior to the exercise of the Conversion Right) by (y) the Fair Market Value of one share of Common Stock immediately prior to the exercise of the Conversion Right, provided that the Warrantholder has paid to the Company the par value for such Common Stock.

     (b) The Conversion Right may be exercised by the Warrantholder on any Business Day prior to the Expiration Date by delivering the Warrant Certificate, with a duly executed Exercise Form with the conversion section completed to the Company, exercising the Conversion Right and specifying the total number of shares of Common Stock the Warrantholder will be issued pursuant to such conversion.

     (c) Fair Market Value of a share of Common Stock as of a particular date (the 'Determination Date') shall mean:

          (i) If the Common Stock is listed on a national securities exchange, then the Fair Market Value shall be the average of the last ten 'daily sales prices' of the Common Stock on the principal national securities exchange on which the Common Stock is listed or admitted for trading on the last ten Business Days prior to the Determination Date, or if not listed or traded on any such exchange, then the Fair Market Value shall be the average of the last ten 'daily sales prices' of the Common Stock on the National Market (the 'National Market') of the National Association of Securities Dealers Automated Quotations System ('Nasdaq') on the last ten business days prior to the Determination Date. The 'daily sales price' shall be the closing price of the Common Stock at the end of each day; or

          (ii) If the Common Stock is not so listed or admitted to unlisted trading privileges or if no such sale is made on at least nine of such days, then the Fair Market Value shall be the fair value as reasonably determined in good faith by the Company's Board of Directors or a duly appointed committee of the Board (which determination shall be reasonably described in the written notice delivered to the Warrantholder together with the Common Stock certificates).

     1.3 Limitations on Exercise. Notwithstanding anything to the contrary herein, this Warrant may be exercised only upon the delivery to the Company of any certificates, legal opinions, or other documents reasonably requested by the Company to satisfy the Company that the proposed exercise of this Warrant may be effected without registration under the Securities Act. The Warrantholder shall not be entitled to exercise this Warrant, or any part thereof, unless and until such certificates, legal opinions or other documents are reasonably acceptable to the Company.

     1.4 Warrant Shares Certificate. A stock certificate or certificates for the Warrant Shares specified in the Exercise Form shall be delivered to the Warrantholder within 10 Business Days after receipt of the Exercise Form and receipt of payment of the purchase price if the Conversion Right is not exercised. If this Warrant shall have been exercised only in part, the Company shall, at the time of delivery of the stock certificate or certificates, deliver to the Warrantholder a new Warrant evidencing the rights to purchase the remaining Warrant Shares, which new Warrant shall in all other respects be identical with this Warrant.

     1.5 Payment of Taxes. The issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any stock transfer or other issuance tax in respect thereto; provided, however, that the Warrantholder shall be required to pay any and all taxes which may be payable in respect of any transfer involved in the issuance and delivery of any certificate in a name other than that of the then Warrantholder as reflected upon the books of the Company.

     1.6 Divisibility of Warrant; Transfer of Warrant.

     (a) Subject to the provisions of this Section 1.6, this Warrant may be divided into warrants of one thousand shares or multiples thereof, upon surrender at the principal office of the Company, without charge to any Warrantholder. Upon such division, the Warrants may be transferred of record as the then Warrantholder may specify without charge to such Warrantholder (other than any applicable transfer taxes). In addition, subject to the provisions of this Section 1.6, the Warrantholder shall also have the right to transfer this Warrant in its entirety to any person or entity.

     (b) Upon surrender of this Warrant to the Company with a duly executed Assignment Form and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant or Warrants of like tenor in the name of the assignee named in such Assignment Form, and this Warrant shall promptly be canceled. Each Warrantholder agrees that prior to any proposed transfer (whether as the result of a division or otherwise) of this Warrant, such Warrantholder shall give written notice to the Company of such
Warrantholder's intention to effect such transfer. Each such notice shall describe the manner and circumstances of the proposed transfer in sufficient detail, and, if requested by the Company, shall be accompanied by a written opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel, to the effect that the proposed transfer of this Warrant may be effected without registration under the Securities Act. In addition, the Warrantholder and the transferee shall execute any documentation reasonably required by the Company to ensure compliance with the Securities Act. The Warrantholder shall not be entitled to transfer this Warrant, or any part thereof, if such legal opinion is not acceptable to the Company or if such documentation is not provided. The term 'Warrant' as used in this Agreement shall be deemed to include any Warrants issued in substitution or exchange for this Warrant.

     2. Restrictions on Transfer; Restrictive Legends.

     Except as otherwise permitted by this Section 2, each Warrant shall (and each Warrant issued upon direct or indirect transfer or in substitution for any Warrant pursuant to Section 1.6 or Section 4 shall) be stamped or otherwise imprinted with a legend in substantially the following form:

          THIS WARRANT AND ANY SECURITIES ACQUIRED UPON THE EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

Except as otherwise permitted by this Section 2, each stock certificate for Warrant Shares issued upon the exercise of any Warrant and each stock certificate issued upon the direct or indirect transfer of any such Warrant Shares shall be stamped or otherwise imprinted with a legend in substantially the following form:

          THE  SECURITIES  REPRESENTED  BY   THIS  CERTIFICATE  HAVE  NOT   BEEN
     REGISTERED  UNDER  THE SECURITIES  ACT OF  1933, AS  AMENDED, OR  ANY STATE

     SECURITIES LAWS AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR SUCH LAWS OR AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT AND SUCH LAWS.

     Notwithstanding the foregoing, the Warrantholder may require the Company to issue a Warrant or a stock certificate for Warrant Shares, in each case without a legend, if either (i) such Warrant or such Warrant Shares, as the case may be, have been registered for resale under the Securities Act or (ii) the Warrantholder has delivered to the Company an opinion of legal counsel, which opinion shall be addressed to the Company and be reasonably satisfactory in form and substance to the Company's counsel, to the effect that such registration is not required with respect to such Warrant or such Warrant Shares, as the case may be.

     3. Reservation and Registration of Shares, Etc.

     The Company covenants and agrees as follows:

          (a) all Warrant Shares which are issued upon the exercise of this Warrant will, upon issuance, be validly issued, fully paid, and nonassessable, not subject to any preemptive rights, and free from all taxes, liens, security interests, charges, and other encumbrances with respect to the issue thereof, other than taxes with respect to any transfer occurring contemporaneously with such issue;

          (b) during the period within which this Warrant may be exercised, the Company will at all times have authorized and reserved, and keep available free from preemptive rights, a sufficient number of shares of Common Stock to provide for the exercise of the rights represented by this Warrant; and

          (c) the Company will, from time to time, take all such action as may be required to assure that the par value per share of the Warrant Shares is at all times equal to or less than the then effective Exercise Price.

     4. Loss or Destruction of Warrant.

     Subject to the terms and conditions hereof, upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant and, in the case of loss, theft or destruction, of such bond or indemnification as the Company may reasonably require, and, in the case of such mutilation, upon surrender and cancellation of this Warrant, the Company will execute and deliver a new Warrant of like tenor.

     5. Ownership of Warrant.

     The Company may deem and treat the person in whose name this Warrant is registered as the holder and owner hereof (notwithstanding any notations of ownership or writing hereon made by anyone other than the Company) for all purposes and shall not be affected by any notice to the contrary, until presentation of this Warrant for registration of transfer.

     6. Certain Adjustments.

     6.1 The number of Warrant Shares purchasable upon the exercise of this Warrant and the Exercise Price shall be subject to adjustment as follows:

          (a) Stock Dividends. If at any time after the date of the issuance of this Warrant (i) the Company shall fix a record date for the issuance of any stock dividend payable in shares of Common Stock or (ii) the number of shares of Common Stock shall have been increased by a subdivision or split-up of shares of Common Stock, then, on the record date fixed for the determination of holders of Common Stock entitled to receive such dividend or immediately after the effective date of subdivision or split-up, as the case may be, the number of shares to be delivered upon exercise of this Warrant will be increased so that the Warrantholder will be entitled to receive the number of Shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

          (b) Combination of Stock. If the number of shares of Common Stock outstanding at any time after the date of the issuance of this Warrant shall have been decreased by a combination of the outstanding shares of Common Stock, then, immediately after the effective date of such combination, the number of shares of Common Stock to be delivered upon exercise of this Warrant will be decreased so that the Warrantholder thereafter will be entitled to receive the number of shares of Common Stock that such Warrantholder would have owned immediately following such action had this Warrant been exercised immediately prior thereto, and the Exercise Price will be adjusted as provided below in paragraph (g).

          (c) Reorganization, etc. If any capital reorganization of the Company, any reclassification of the Common Stock, any consolidation of the Company with or merger of the Company with or into any other person, or any sale or lease or other transfer of all or substantially all of the assets of the Company to any other person, shall be effected in such a way that the holders of Common Stock shall be entitled to receive stock, other securities or assets (whether such stock, other securities or assets are issued or distributed by the Company or another person) with respect to or in exchange for Common Stock, then, upon exercise of this Warrant, the Warrantholder shall have the right to receive the kind and amount of stock, other securities or assets receivable upon such reorganization, reclassification, consolidation, merger or sale, lease or other transfer by a holder of the number of shares of Common Stock that such Warrantholder would have been entitled to receive upon exercise of this Warrant had this Warrant been exercised immediately before such reorganization, reclassification, consolidation, merger or sale, lease or other transfer, subject to adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6.

          (d) Distributions to All Holders of Common Stock. If the Company shall, at any time after the date of issuance of this Warrant, fix a record date to distribute to all holders of its Common Stock, any shares of capital stock of the Company (other than Common Stock) or evidences of its indebtedness or assets (not including cash dividends or other distributions, whether paid from retained earnings of the Company or otherwise) or rights or warrants to subscribe for or purchase any of its securities, then the Warrantholder shall be entitled to receive, upon exercise of the Warrant, that portion of such distribution to which it would have been entitled had the Warrantholder exercised its Warrant immediately prior to the date of such distribution. At the time it fixes the record date for such distribution, the Company shall allocate sufficient reserves to ensure the timely and full performance of the provisions of this Section 6.1(d). The Company shall promptly (but in any case no later than five Business Days prior to the record date of such distribution) mail by first class, postage prepaid, to the Warrantholder, notice that such distribution will take place.

          (e) Fractional Shares. No fractional shares of Common Stock or scrip shall be issued to any Warrantholder in connection with the exercise of this Warrant. Instead of any fractional shares of Common Stock that would otherwise be issuable to such Warrantholder, the Company will pay to such Warrantholder a cash adjustment in respect of such fractional interest in an amount equal to that fractional interest of the then current Fair Market Value per share of Common Stock.

          (f) Carryover. Notwithstanding any other provision of this Section 6, no adjustment shall be made to the number of shares of Common Stock to be delivered to the Warrantholder (or to the Exercise Price) if such adjustment represents less than 1% of the number of shares to be so delivered, but any lesser adjustment shall be carried forward and shall be made at the time and together with the next subsequent adjustment which together with any adjustments so carried forward shall amount to 1% or more of the number of shares to be so delivered.

          (g) Exercise Price Adjustment. Whenever the number of Warrant Shares purchasable upon the exercise of this Warrant is adjusted, as herein provided, the Exercise Price payable upon the exercise of this Warrant shall be adjusted by multiplying such Exercise Price immediately prior to such adjustment by a fraction, of which the numerator shall be the number of Warrant Shares purchasable upon the exercise of the Warrant immediately prior to such adjustment, and of which the denominator shall be the number of Warrant Shares purchasable immediately thereafter.

     6.2 Rights Offering. In the event the Company shall effect an offering of Common Stock pro rata among its stockholders, the Warrantholder shall be entitled to elect to participate in each and every such offering as if this Warrant had been exercised immediately prior to each such offering. The Company shall promptly (but in any case no later than five Business Days prior to such rights offering) mail by first class, postage prepaid, to the Warrantholder, notice that such rights offering will take place. The Company shall not be required to make any adjustment with respect to the issuance of shares of Common Stock pursuant to a rights offering in which the holder hereof elects to participate under the provisions of this Section 6.2.

     6.3 Other Dilutive Events. In case any event shall occur as to which the provisions of Section 6.1 are not strictly applicable, but the failure to make any adjustment would not fairly protect the purchase rights represented by this Warrant in accordance with the essential intent and principles of such section, then, in each such case, the Company shall, at its expense, appoint a firm of independent public accountants of recognized national standing (who may be the independent public accountants regularly employed by the Company) to issue a report which shall determine the adjustment, if any, on a basis consistent with the essential intent and principles established in Section 6.1, necessary to preserve without dilution the purchase rights represented by this Warrant. Upon receipt of such report, the Company will promptly mail a copy thereof to the Warrantholder and shall make the adjustments described therein.

     6.4 Notice of Adjustments. Whenever the number of Warrant Shares or the Exercise Price of such Warrant Shares is adjusted, as herein provided, the Company shall promptly mail by first class, postage prepaid, to the Warrantholder, notice of such adjustment or adjustments and a certificate of a firm of independent public accountants of recognized national standing selected by the Board of Directors of the Company (who shall be appointed at the Company's expense and who may be the independent public accountants regularly employed by the Company) setting forth the number of Warrant Shares and the Exercise Price of such Warrant Shares after such adjustment, a brief statement of the facts requiring such adjustment, and the computation by which such adjustment was made.

     6.5 Notice of Extraordinary Corporate Events. In case the Company after the date hereof shall propose to (i) distribute any dividend (whether stock or cash or otherwise) to the holders of shares of Common Stock or to make any other distribution to the holders of shares of Common Stock, (ii) offer to the holders of shares of Common Stock rights to subscribe for or purchase any additional shares of any class of stock or any other rights or options, or (iii) effect any reclassification of the Common Stock (other than a reclassification involving merely the subdivision or combination of outstanding shares of Common Stock), any capital reorganization, any consolidation or merger (other than a merger in which no distribution of securities or other property is to be made to holders of shares of Common Stock), any sale or lease or transfer or other disposition of all or substantially all of its property, assets and business, or the liquidation, dissolution or winding up of the Company, then, in each such case, the Company shall mail to each Warrantholder notice of such proposed action, which notice shall specify the date on which (a) the books of the Company shall close, or (b) a record shall be taken for determining the holders of Common Stock entitled to receive such stock dividends or other distribution or such rights or options, or (c) such reclassification, reorganization, consolidation, merger, sale, transfer, other disposition, liquidation, dissolution or winding up shall take place or commence, as the case may be, and the date, if any, as of which it is expected that holders of record of Common Stock shall be entitled to receive securities or other property deliverable upon such action. Such notice shall be mailed in the case of any action covered by clause (i) or (ii) above at least ten days prior to the record date for determining holders of Common Stock for purposes of receiving such payment or offer, or in the case of any action covered by clause (iii) above at least 30 days prior to the date upon which such action takes place and 20 days prior to any record date to determine holders of Common Stock entitled to receive such securities or other property.

     6.6 Effect of Failure to Notify. Failure to file any certificate or notice or to mail any notice, or any defect in any certificate or notice, pursuant to Sections 6.4 and 6.5 shall not affect the legality or validity of the adjustment to the Exercise Price, the number of shares purchasable upon exercise of this Warrant, or any transaction giving rise thereto.

     7. Registration Rights.

     7.1 Demand Registration Rights.

     7.1.1 (a) If at any time prior  to                 , 2001(3), Holders of at
least a majority in interest of the Registrable Securities notify the Company in writing that such Holders desire and intend to transfer all or a portion of such Registrable Securities under such circumstances that a public offering, within the meaning of the Securities Act, will be involved, and that the aggregate proceeds from the sale of the underlying securities to be so registered would, at the time of such request, based on the then current market prices, exceed $2,000,000, then, within forty-five (45) days after receipt of such request, the Company shall file a registration statement (and use its best efforts to cause such registration statement to become effective under the Securities Act) with respect to the offering and sale or other disposition of such securities (the 'Offered Securities'); provided, however, that the Company shall have no obligation to comply with the foregoing provisions of this Section 7.1.1 if in the opinion of counsel to the Company reasonably acceptable to the person or persons from whom such written request has been received that registration under the Securities Act is not required for the transfer of the Offered Securities in the manner proposed by such person or persons or that a post-effective amendment to an existing registration statement would be legally sufficient for such transfer.

     (b) The Company shall not be required (i) to maintain the effectiveness of the registration statement filed pursuant to this Section 7.1.1 beyond the earlier of (a) 180 days after the effective date of such registration statement or (b) consummation of the distribution by the holders of the securities covered by such registration statement (the 'Termination Date'); provided, however, that if at such Termination Date the Offered Securities are covered by a registration statement that also covers other securities and that is required to remain in effect beyond such Termination Date, the Company shall maintain in effect such registration statement as it relates to Offered Securities for so long as such registration statement (or any substitute registration statement) remains or is required to remain in effect for any of such other securities, or (ii) to comply with more than one request for registration pursuant to this Section 7.1.1; provided, however, to the extent that Holders of the Registrable Securities are excluded by the Company from such registration pursuant to this Section 7.1.1 as a result of the Company being advised that the aggregate number of securities of the Company to be included in the registration is sufficiently large to materially and adversely affect the success of any offering in connection with such registration, the Holders of such excluded Registrable Securities shall have the right to one additional request for registration pursuant to this
Section 7.1.1, provided that the failure of such Registrable Securities to be registered is through no fault of such Holder.

     7.1.2 (a) If at any time during  the period from                    ,  1997
until                 , 2001(4), any Holder or Holders of Registrable Securities
notifies the Company in writing that such Holder or Holders desire and intend to transfer all or a portion of such Registrable Securities under such circumstances that a public offering, within the meaning of the Securities Act, will be involved, and that the aggregate proceeds from the sale of the underlying securities to be so registered would, at the time of such request, based on the then current market prices, exceed $2,000,000, then, within forty-five (45) days after receipt of such request, the Company shall file a registration statement (and use its best efforts to cause such registration statement to become effective under the Securities Act) with respect to the offering and sale or other disposition of such Offered Securities; provided, however, that the Company shall have no obligation to comply with the foregoing provisions of this Section 7.1.2 if in the opinion of counsel to the Company reasonably acceptable to the person or persons from whom such written request has been received that registration under the Securities Act is not required for the transfer of the Offered Securities in the manner proposed by such person or persons or that a post-effective amendment to an existing registration statement would be legally sufficient for such transfer.

     (b) The Company shall not be required (i) to maintain the effectiveness of the registration statement filed pursuant to this Section 7.1.2 beyond the earlier of (a) 180 days after the effective date of such registration statement or (b) the applicable Termination Date; provided, however, that if at such Termination Date the Offered Securities are covered by a registration statement that also covers other

- ------------
(3) Five years after the effective date of the public offering.

(4) Five years after the effective date of the public offering.

securities and that is required to remain in effect beyond such Termination Date, the Company shall maintain in effect such registration statement as it relates to Offered Securities for so long as such registration statement (or any substitute registration statement) remains or is required to remain in effect for any of such other securities, or (ii) to comply with more than one request for registration pursuant to this Section 7.1.2; provided, however, to the extent that Holders of Registrable Securities are excluded by the Company from such registration pursuant to this Section 7.1.2 as a result of the Company being advised that the aggregate number of securities of the Company to be included in the registration is sufficiently large to materially and adversely affect the success of any offering in connection with such registration, the Holders of such excluded Registrable Securities shall have the right to one additional request for registration pursuant to this Section 7.1.2, provided that the failure of such Registrable Securities to be registered is through no fault of such Holder.

     7.2 Incidental Registration.

     7.2.1 If at any time prior to                , 2003(5) the Company proposes
to register any of its Common Stock under the Securities Act by registration on any form other than Form S-4 or S-8, whether or not for sale for its own account, it shall each such time give prompt written notice to all registered Holders of Registrable Securities of its intention to do so and of such Holders' rights under this Section 7.2. Upon the written request of any such Holder (a 'Requesting Holder') made as promptly as practicable and in any event within ten days after the receipt of any such notice (which request shall specify the Registrable Securities intended to be disposed of by such Requesting Holder and the intended method of disposition), the Company shall use its reasonable best efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by the Requesting Holders thereof to the extent required to permit the disposition of such Registrable Securities in accordance with the intended methods thereof described as aforesaid; provided, however, that prior to the effective date of the registration statement filed in connection with such registration, immediately upon notification to the Company from the managing underwriter of the price at which such securities are to be sold, if such price is below the price which any Requesting Holder shall have indicated to be acceptable to such Requesting Holder, the Company shall so advise such Requesting Holder of such price, and such Requesting Holder shall then have the right to withdraw its request to have its Registrable Securities included in such registration statement; provided further, that if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to each Requesting Holder of Registrable Securities and (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from any obligation of the Company to pay the registration expenses in connection therewith), without prejudice, however, to the rights of any Holder or Holders of Registrable Securities under Section 7.1, and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities, for the same period as the delay in registering such other securities. No registration effected under this Section 7.2 shall relieve the Company of its obligations under Section 7.1. Notwithstanding the foregoing, if registration pursuant to Section 7.1 is effective at the time the Company proposes to effect a registration subject to this Section 7.2, the Company shall have no obligation to notify the Holders of Registrable Securities or effect the registration of any such securities under this Section 7.2 unless the securities to be registered by the Company are to be disposed of in an underwritten offering.

     7.2.2  If the managing underwriter of  any underwritten offering under this
Section 7.2 shall inform the Company by letter that, in its opinion, the number or type of Registrable Securities requested to be included in such registration would adversely affect such offering, and the Company has so advised the Requesting Holders in writing, then the Company will include in such registration, to the extent of the number and type that the Company is so advised can be sold in (or during the time of) such offering, first, all securities proposed by the Company to be sold for its own account, second, such Registrable Securities requested to be included in such registration pursuant to this Agreement, pro rata among

- ------------
(5) Seven years after the effective date of the public offering.

such Requesting Holders on the basis of the estimated proceeds from the sale thereof and, third, all other securities proposed to be registered.

     8. Obligations of the Company. In connection with the registration of the Registrable Securities as contemplated by Section 7.1 or 7.2, the Company shall:

          8.1 prepare and file with the SEC a registration statement or statements or similar documents (the 'Registration Statement') with respect to (i) in the case of registration contemplated by Section 7.1, all Registrable Securities, and thereafter use its best efforts to cause the Registration Statement to become effective not later than 180 days after the effective date of the Company's initial public offering and keep the Registration Statement effective pursuant to Rule 415 at all times until the third anniversary of such effective date, and (ii) in the case of incidental registration pursuant to Section 7.2, the securities to be sold by the Company together with the Registrable Securities to be sold by the Requesting Holders, and thereafter use its best efforts to cause the Registration Statement to become effective, which Registration Statement (including any amendments or supplements thereto and prospectuses contained therein), in each case, shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading;

          8.2 prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the prospectus used in connection with the Registration Statement as may be necessary to keep the Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by the Registration Statement until such time as all of such Registrable Securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in the Registration Statement;

          8.3 furnish to each Holder whose Registrable Securities are included in the Registration Statement such number of copies of a prospectus, including a preliminary prospectus and all amendments and supplements thereto and such other documents, as such Holder may reasonably request in order to facilitate the disposition of the Registrable securities owned by such Holder;

          8.4 use reasonable efforts to (i) register and qualify the Registrable Securities covered by the Registration Statement under such other securities or Blue Sky laws of such jurisdictions as the Holders who hold a majority in interest of the Registrable Securities reasonably request, (ii) prepare and file in those jurisdictions all required amendments (including post-effective amendments) and supplements, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times the Registration Statement is in effect and (iv) take all other actions necessary or advisable to enable the disposition of such securities in all such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 8.4;

          8.5 (i) in the case of registration contemplated by Section 7.1, in the event Holders who hold a majority in interest of the Registrable Securities select underwriters for the offering, and (ii) in the case of registration contemplated by Section 7.2, in the event of an underwritten offering, enter into and perform its obligations under an underwriting agreement with the managing underwriter of such offering, in usual and customary form, including, without limitation, customary indemnification and contribution obligations, and (iii) in the case of any non-underwritten offering, provide to broker-dealers participating in any distribution of Registrable Securities reasonable indemnification substantially similar to that provided by Section 11.1;

          8.6 promptly notify each Holder of the happening of any event of which the Company has knowledge, as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances then existing, not misleading, and use its best efforts to prepare promptly a supplement or amendment to the Registration Statement to correct such untrue statement or omission, and deliver a number of copies of such supplement or amendment to each Holder as such Holder may reasonably request;

          8.7 promptly notify each Holder who holds Registrable Securities being sold (or, in the event of an underwritten offering, the managing underwriters) of the issuance by the SEC of any stop order or other suspension of effectiveness of the Registration Statement, and make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible time;

          8.8 permit a single firm of counsel designated as selling stockholders' counsel by the Holders who hold a majority in interest of the Registrable Securities being sold to review the Registration Statement and all amendments and supplements thereto a reasonable period of time prior to their filing with the SEC, and shall not file any document in a form to which such counsel reasonably objects;

          8.9 make generally available to its security holders as soon as practical, but not later than ninety (90) days after the close of the period covered thereby, an earnings statement (in form complying with the provisions of Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company's fiscal quarter next following the effective date of the Registration Statement;

          8.10 at the request of the Holders who hold a majority in interest of the Registrable Securities being sold, furnish on the date that Registrable Securities are delivered to an underwriter for sale in connection with the Registration Statement (i) a letter, dated such date, from the Company's independent certified public accountants, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters; and (ii) an opinion, dated such date, from counsel representing the Company for purposes of such Registration Statement, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters;

          8.11 make available for inspection by any Holder, any underwriter participating in any disposition pursuant to the Registration Statement, and any attorney, accountant, or other agent retained by any such Holder or underwriter (collectively, the 'Inspectors'), all pertinent financial and other records, pertinent corporate documents and properties of the Company, as shall be reasonably necessary to enable each Inspector to exercise its due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with the Registration Statement;

          8.12 use its best efforts either to (i) cause all the Registrable Securities covered by the Registration Statement to be listed on a national securities exchange and on each additional national securities exchange on which similar securities issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange or (ii) secure designation of all the Registrable Securities covered by the Registration Statement as a Nasdaq 'National Market Security' within the meaning of Rule 11Aa2-l of the SEC and the quotation of the Registrable Securities on the Nasdaq National Market;

          8.13 provide a transfer agent and registrar, which may be a single entity, for the Registrable Securities not later than the effective date of the Registration Statement;

          8.14 cooperate with the Holders who hold Registrable Securities being sold and the managing underwriter or underwriters, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends) representing Registrable Securities to be sold pursuant to the Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, and registered in such names as the managing underwriter or underwriters, if any, or the Holders may reasonably request; and

          8.15 take all other reasonable actions necessary to expedite and facilitate disposition by the Holders of the Registrable Securities pursuant to the Registration Statement.

     9. Obligations of the Holders.

     9.1 It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Agreement with respect to each Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of such securities as shall be reasonably required to effect the registration of the Registrable Securities and shall execute such documents and agreements in connection with such registration as the Company may reasonably request. At least ten days prior to the first anticipated filing date of the Registration Statement, the Company shall notify each Holder of the information the Company requires from each such Holder (the 'Requested Information') if he elects to have any of his Registrable Securities included in the Registration Statement. If within three Business Days of the filing date the Company has not received the Requested Information from a Holder (a 'Non-Responsive Holder'), then the Company may file the Registration Statement without including Registrable Securities of such Non-Responsive Holders;

     9.2 Each Holder, by his acceptance of the Registrable Securities, agrees to cooperate with the Company in connection with the preparation and filing of any registration statement hereunder, unless, (i) in the case of registration contemplated by Section 7.1, such Holder has notified the Company in writing of his election to exclude all of his Registrable Securities from the Registration Statement, or (ii) in the case of incidental registration pursuant to Section 7.2, such Holder has decided not to participate;

     9.3 In the case of registration contemplated by Section 7.1, in the event Holders holding a majority in interest of the Registrable Securities select underwriters for the offering, and in the case of registration contemplated by
Section 7.2, in the event of an underwritten offering, each Holder agrees to enter into and perform his obligations under an underwriting agreement, in usual and customary form, including without limitation customary indemnification and contribution obligations, with the managing underwriter of such offering and take such other actions as are reasonably required in order to expedite or facilitate the disposition of the Registrable Securities, unless (i) in the case of registration contemplated by Section 7.1, such Holder has notified the Company in writing of his election to exclude all of his Registrable Securities from the Registration Statement, or (ii) in the case of registration contemplated by Section 7.2, such Holder has decided not to participate;

     9.4 Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 8.6, such Holder will immediately discontinue disposition of Registrable Securities pursuant to the Registration Statement covering such Registrable Securities until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 8.6 and, if so directed by the Company, such Holder shall deliver to the Company (at the expense of the Company) or destroy (and deliver to the Company a certificate of such destruction) all copies, other than permanent file copies then in such Holder's possession, of the prospectus covering such Registrable Securities current at the time of receipt of such notice; and

     9.5 No Holder may participate in any underwritten registration hereunder unless such Holder (i) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Holders entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and (iii) agrees to pay such Holder's pro rata portion of all underwriting discounts and commissions.

     10.  Expenses of Registration. With respect to a registration under Section
7.1.1 or 7.2, all expenses other than fees and disbursements of counsel for the Holders and underwriting discounts and commissions incurred in connection with registration, filings or qualifications pursuant to Section 8, including, without limitation, all registration, listing, filing and qualification fees, printers and accounting fees, and the fees and disbursements of counsel for the Company shall be borne by the Company. With respect to a registration under
Section 7.1.2, all expenses incurred in connection with registration, filings or qualifications pursuant to Section 8, including, without limitation, all registration, listing, filing and qualification fees, printers and accounting fees, the fees and disbursements of counsel for the Company and the fees and disbursements of counsel for the registering Holder or Holders, shall be borne by the registering Holder or Holders.

     11. Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

          11.1 To the extent permitted by law, the Company will indemnify and hold harmless each Holder who holds such Registrable Securities, the directors, if any, of such Holder, the officers, if any, of such Holder, who sign the Registration Statement, each person, if any, who controls such Holder, any underwriter (as defined in the Securities Act) for the Holders, and each person, if any, who controls any such underwriter within the meaning of the Securities Act or the Securities Exchange Act of 1934, as amended (the 'Exchange Act') (each, an 'Indemnified Holder') against any losses, claims, damages, expenses, liabilities (joint or several) (collectively, 'Claims') to which any of them may become subject under the Securities Act, the Exchange Act or otherwise, insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively, a 'Violation'): (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any post-effective amendment thereof, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented if the Company files any amendment thereof or supplement thereto with the SEC), or the omission or alleged omission to state therein a material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law. Subject to the restrictions set forth in Section 11.4 with respect to the number of legal counsel, the Company shall reimburse the Holders and each such underwriter or controlling person, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim, whether or not such claim, investigation or proceeding is brought or initiated by the Company or a third party. If multiple claims are brought against an Indemnified Holder in an arbitration proceeding, and indemnification is permitted under applicable law and is provided for under this Section 11 with respect to at least one such claim, the Company agrees that any arbitration award shall be conclusively deemed to be based on claims as to which indemnification is permitted and provided for, except to the extent the arbitration award expressly states that the award, or any portion thereof, is based solely on a claim as to which indemnification is not available. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section
     11.1 (a) shall not apply to a Claim arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by any Indemnified Holder expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; and (b) shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Holder and shall survive the transfer of the Registrable Securities by the Holders pursuant to Section 14.

          11.2 In connection with any Registration Statement in which a Holder is participating, each such Holder agrees to indemnify and hold harmless, to the same extent and in the same manner set forth in Section 11.1, the Company, each of its directors, each of its officers who sign the
     Registration Statement,  each  person, if  any,  who controls  the  Company within the meaning of the Securities Act or the Exchange Act, any underwriter and any other stockholder selling securities pursuant to the Registration Statement or any of its directors or officers or any person who controls such stockholder or underwriter (collectively and together with an Indemnified Holder, an 'Indemnified Party'), against any Claim to which any of them may become subject, under the Securities Act, the Exchange Act or otherwise, insofar as such Claim arises out of or is based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; and such Holder will reimburse any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 11.2 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld; provided, further, that the Holder shall be liable under this
     Section 11.2 for only that amount of a Claim as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement.

          11.3 The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers, and similar securities industry professionals participating in the distribution to the same extent as provided above, with respect to information about such persons so furnished in writing by such persons expressly for inclusion in the Registration Statement.

          11.4 Promptly after receipt by an Indemnified Party under this Section 11 of notice of the commencement of any action (including any governmental action), such Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 11, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel satisfactory to the Indemnified Parties; provided, however, that an Indemnified Party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party, if, in the reasonable opinion of counsel for the Indemnified Party, representation of such Indemnified Party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Party and any other party represented by such counsel in such proceeding. The Company shall pay for only one legal counsel for the Holders; such legal counsel shall be selected by the Holders holding a majority in interest of the Registrable Securities. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Party under this Section 11, except to the extent that such failure to notify results in the forfeiture by the indemnifying party of substantive rights or defenses. The indemnification required by this Section 11 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as such expense, loss, damage or liability is incurred and is due and payable.

     12. Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 11 to the fullest extent permitted by law; provided, however, that (i) no contribution shall be made under circumstances where the maker would not have been liable for indemnification under the fault standards set forth in Section 11, (ii) no seller of Registrable Securities guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any seller of Registrable Securities who was not guilty of such fraudulent misrepresentation and (iii) contribution by any seller of Registrable Securities shall be limited in amount to the net amount of proceeds received by such seller from the sale of such Registrable Securities.

     13. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration ('Rule 144'), the Company agrees to:

          13.1 make and keep public information available, as those terms are understood and defined in Rule 144, at all times;

          13.2 file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

          13.3 furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company that it has complied with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the first registration statement filed by the Company), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements),
     (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities without registration.

     14. Assignment of Registration Rights. The right to have the Company register Registrable Securities pursuant to this Warrant shall be automatically assigned by the Holders to transferees or assignees of this Warrant or such Registrable Securities, provided that immediately following such transfer or assignment, the further disposition of such securities by the transferee or assignee would be subject to restrictions under the Securities Act. The term 'Holders' as used herein shall include permitted assignees and transferees.

     15. Amendments. Any provision of this Warrant (including registration rights) may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders who hold a majority in interest of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 15 shall be binding upon each Holder and the Company.

     16. Expiration of the Warrant. Except with respect to Sections 11, 12, and 13, the obligations of the Company pursuant to this Warrant shall terminate on the Expiration Date.

     17. Definitions.

     As used herein, unless the context otherwise requires, the following terms have the following respective meanings:

          Assignment Form: an Assignment Form in the form annexed hereto as Exhibit B.

          Business Day: any day other than a Saturday, Sunday or a day on which national banks are authorized by law to close in The City of New York, State of New York.

          Claims: the meaning specified in Section 11.1.

          Common Stock: the meaning specified on the cover of this Warrant.

          Company: the meaning specified on the cover of this Warrant.

          Exchange Act: the meaning specified in Section 11.1 or any similar Federal statute, and the rules and regulations of the SEC thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Exchange Act shall include a reference to a comparable section, if any, of any such similar Federal statute.

          Exercise Form: an Exercise Form in the form annexed hereto as  Exhibit
     A.

          Exercise Price: the meaning specified on the cover of this Warrant.

          Expiration Date: the meaning specified on the cover of this Warrant.

          Fair Market Value: the meaning specified in Section 1.2(c).

          Holder(s): holder(s) of Registrable Securities.

          Indemnified Holder: the meaning specified in Section 11.1.

          Indemnified Party: the meaning specified in Section 11.2.

          Inspectors: the meaning specified in Section 8.11.

          Nasdaq: the meaning specified in Section 1.2(c)(i).

          National Market: the meaning specified in Section 1.2(c)(i).

          Non-Responsive Holder: the meaning specified in Section 9.2.

          Registrable Securities: (i) the Warrant Shares and other securities issued or issuable upon exercise of the Warrants and (ii) any securities issued or issuable with respect to any Common

     Stock or other securities referred to in subdivision (i) by way of stock dividend or stock split or in connection with a combination or other reorganization or otherwise.

          Registration Statement: the meaning specified in Section 8.1.

          Requested Information: the meaning specified in Section 9.1.

          Requesting Holder: the meaning specified in Section 7.2.1.

          Rule 144: the meaning specified in Section 13.

          Rule 415: Rule 415 under the Securities Act or any successor rule providing for offering securities on a continuous basis.

          SEC: the Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act, whichever is the relevant statute for the particular purpose.

          Securities Act: the meaning specified on the cover of this Warrant, or any similar Federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. Reference to a particular section of the Securities Act, shall include a reference to the comparable section, if any, of any such similar Federal statute.

          Violation: the meaning specified in Section 11.1.

          Warrantholder: the meaning specified on the cover of this Warrant.

          Warrant Shares: the meaning specified on the cover of this Warrant.

     18. Miscellaneous.

     18.1 Entire Agreement. This Warrant constitutes the entire agreement between the Company and the Warrantholder with respect to the Warrants.

     18.2 Binding Effects; Benefits. This Warrant shall inure to the benefit of and shall be binding upon the Company and the Warrantholder and their respective heirs, legal representatives, successors and assigns. Nothing in this Warrant, expressed or implied, is intended to or shall confer on any person other than the Company and the Warrantholder, or their respective heirs, legal representatives, successors or assigns, any rights, remedies, obligations or liabilities under or by reason of this Warrant.

     18.3 Section and Other Headings. The section and other headings contained in this Warrant are for reference purposes only and shall not be deemed to be a part of this Warrant or to affect the meaning or interpretation of this Warrant.

     18.4 Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neuter, singular or plural, as the context may require.

     18.5 Further Assurances. Each of the Company and the Warrantholder shall do and perform all such further acts and things and execute and deliver all such other certificates, instruments and documents as the Company or the Warrantholder may, at any time and from time to time, reasonably request in connection with the performance of any of the provisions of this Agreement.

     18.6 Notices. All notices and other communications required or permitted to be given under this Warrant shall be in writing and shall be deemed to have been duly given if delivered personally or sent by United States mail, postage prepaid, to the parties hereto at the following addresses or to such other address as any party hereto shall hereafter specify by notice to the other party hereto:

          (a) if to the Company, addressed to:

            Sleepy's, Inc.
           175 Central Avenue South
           Bethpage, New York 11714
           Attention: [Harry Acker]

          (b) if to the Warrantholder, addressed to:

            Gerard Klauer Mattison & Co., LLC
           529 Fifth Avenue
           New York, New York 10017
           Attention: [Dominic Petito]

Except as otherwise provided herein, all such notices and communications shall be deemed to have been received on the date of delivery thereof, if delivered personally, or on the third Business Day after the mailing thereof.

     18.7 Separability. Any term or provision of this Warrant which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the terms and provisions of this Warrant or affecting the validity or enforceability of any of the terms or provisions of this Warrant in any other jurisdiction.

     18.8 Governing Law. This Warrant shall be deemed to be a contract made under the laws of New York and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to such agreements made and to be performed entirely within such State.

     18.9 No Rights or Liabilities as Stockholder. Nothing contained in this Warrant shall be determined as conferring upon the Warrantholder any rights as a stockholder of the Company or as imposing any liabilities on the Warrantholder to purchase any securities whether such liabilities are asserted by the Company or by creditors or stockholders of the Company or otherwise.

     IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer.

                                          SLEEPY'S, INC.

                                          By:
                                             ...................................
                                            NAME:
                                            TITLE:

Dated:              , 1996

Attest:

By:
     .................................
    NAME:
    TITLE:SECRETARY

                                                                       EXHIBIT A

                                 EXERCISE FORM
                 (TO BE EXECUTED UPON EXERCISE OF THIS WARRANT)

     The   undersigned  hereby   irrevocably  elects  to   exercise  the  right,
represented by this Warrant,  to purchase            of  the Warrant Shares  and
herewith  tenders (i) payment for such Warrant  Shares to the order of Sleepy's,
Inc. in the amount of $        or  (ii) Warrants to purchase          shares  of
Common  Stock in order to  exercise the Conversion Right  (as defined in Section
1.2 of the  Warrant) and payment  of the par  value for          of the  Warrant
Shares, in either case, in accordance with the terms of this Warrant. The undersigned requests that a certificate for such Warrant Shares be registered in
the name of                          and that such certificates be delivered  to
                       whose address is
                                                .

Dated: .................

                                           .....................................
                                                         (Signature)
                                           .....................................
                                                        (Print Name)
                                           .....................................
                                                      (Street Address)
                                           .....................................
                                          (City)        (State)       (Zip Code)

Signed in the Presence of:

 .....................................

                                                                       EXHIBIT B

                               FORM OF ASSIGNMENT
              (TO BE EXECUTED ONLY UPON TRANSFER OF THIS WARRANT)

     For value received, the undersigned registered holder of the within Warrant
hereby  sells, assigns and  transfers unto                             the right
represented by such Warrant  to purchase              shares of Common Stock  of
Sleepy's, Inc. to which such Warrant relates and all other rights of the Warrantholder under the within Warrant (including, without limitation, the registration rights provided in Section 7 of the within Warrant), and appoints
                      Attorney to make such transfer on the books of Sleepy's, Inc. maintained for such purpose, with full power of substitution in the premises.

Dated: .................

                                           .....................................
                                                         (Signature)
                                           .....................................
                                                        (Print Name)
                                           .....................................
                                                      (Street Address)
                                           .....................................
                                          (City)        (State)       (Zip Code)

Signed in the Presence of:

 .....................................